EXHIBIT 99.906CERT

EXHIBIT 12(b)

SECTION 906 CERTIFICATIONS

Section 906 Certification

Christian Pittard, Chief Executive Officer, and Megan Kennedy, Chief Financial Officer, of The Chile Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2009 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

 CHIEF EXECUTIVE OFFICER                                                         CHIEF FINANCIAL OFFICER
 The Chile Fund, Inc.                                                                          The Chile Fund, Inc.

/s/ Christian Pittard                                           /s/ Megan Kennedy
     Christian Pittard                                                                                Megan Kennedy

Date: August 31, 2009                                                                    Date: August 31, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.